Exhibit 99.1

Unaudited Pro Forma Condensed Combined Financial Information

The accompanying unaudited pro forma condensed combined financial statements present the pro forma combined financial position and results of operations of the combined company based upon the historical statements of Tower Bancorp, Inc. (“Tower”) and Graystone Financial Corp. (“Graystone”), after giving effect to the merger and adjustments described in the accompanying footnotes. Since the merger of Graystone with and into Tower (“the Merger”) has been accounted for as a reverse merger through which Graystone has been determined to be the accounting acquirer, the pro forma financial statements are intended to reflect the impact of the acquisition of Tower on Graystone. The accompanying unaudited pro forma condensed combined financial statements are based upon the historical financial statements and have been developed from (a) the audited consolidated financial statements of Graystone for the fiscal year ended December 31, 2008 as presented in Exhibit 99.2 of this Amendment No. 1 to Form 8-K, and (b) the audited consolidated financial statements of Tower for the year ended December 31, 2008 contained in its Annual Report on Form 10-K. The unaudited pro forma condensed combined financial statements are prepared using the acquisition method of accounting in accordance with Statement of Financial Accounting Standard (SFAS) No. 141 (R), “Business Combinations,” with Graystone treated as the accounting acquirer. Management prepared the unaudited pro forma condensed combined balance sheet as of December 31, 2008 to reflect the Merger as if it had been consummated on December 31, 2008, and prepared the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2008 to reflect the Merger as if it had been consummated on January 1, 2008.

Tower is in the process of obtaining and evaluating third-party valuations of certain Tower assets and liabilities. Given the size and timing of the Merger, the amount of certain assets and liabilities presented are based on preliminary valuations and are subject to adjustment as additional information is obtained and third-party valuations are finalized. The primary areas of the purchase price allocation that are not finalized relate to fair values of loans, premises and equipment, deferred taxes, other liabilities and goodwill. However, as indicated in the notes to the unaudited pro forma condensed combined financial statements, certain adjustments to the December 31, 2008 historical book values of the assets and liabilities of Tower are needed to reflect certain preliminary estimates of the fair values necessary to prepare the unaudited pro forma condensed combined financial statements. Any excess purchase price over the historical net assets of Tower, as adjusted to reflect fair values, has been recorded as goodwill.

The accompanying unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Tower would have been had the Merger occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The unaudited pro forma condensed combined financial statements do not incorporate any potential cost savings from the operating efficiencies anticipated to result from the Merger. The unaudited pro forma condensed combined financial statements should be read in conjunction with the separate historical financial statements and accompanying notes of Tower and Graystone.

Tower Bancorp, Inc. and Subsidiary

Unaudited Pro Forma Combined Balance Sheet

December 31, 2008

(Amounts in thousands, except share data)

	Graystone	Tower	Pro Forma Adjustments		Pro Forma Combined
Assets

Cash and due from banks	$24,765	$11,559	$—		$36,324

Federal funds sold	7,257	—	—		7,257

Cash and Cash Equivalents	32,022	11,559	—		43,581

Securities available for sale	19,904	76,451	187	(f)	96,542
Restricted investment in bank stocks	2,068	4,788	—		6,856

Loans held for sale	3,324	—	—		3,324
Loans, net of allowance for loan losses	561,705	414,297	(2,139	) (c)	973,863

Premises and equipment, net	4,546	14,150	10,819	(d)	29,515

Accrued interest receivable	2,402	1,855	—		4,257

Deferred tax asset, net	1,764	3,107	(1,575	) (e)	3,296

Bank owned life insurance	12,305	11,208	—		23,513

Goodwill	—	16,558	(16,558	) (b)	—

Other intangible assets	—	1,583	2,316	(g)	3,899

Other assets	1,278	973	—		2,251

Total Assets	$641,318	$556,529	$(6,950)		$1,190,897

Liabilities and Stockholders’ Equity

Liabilities
Deposits:

Non-interest bearing	$42,466	$44,205	$—		$86,671

Interest bearing	483,004	377,106	1,573	(h)	861,683

Total Deposits	525,470	421,311	1,573		948,354
Securities sold under agreements to repurchase	8,384	—	—		8,384
Short-term borrowings	14,614	9,900	—		24,514

Long-term debt	29,000	49,625	213	(i)	78,838

Accrued interest payable	888	637	—		1,525

Other liabilities	8,177	4,299	470	(j)	12,946

Total Liabilities	586,533	485,772	2,256		1,074,561

Stockholders’ Equity

Common stock	—	—	—		—

Surplus	57,547	37,012	24,539	(k)	119,098

Accumulated deficit	(2,909)	40,278	(40,278	) (k)	(2,909)

Accumulated other comprehensive income (loss)	147	(2,375)	2,375	(k)	147

Treasury stock, at cost	—	(4,158)	4,158	(k)	—

Total Stockholders’ Equity	54,785	70,757	(9,206)		116,336

Total Liabilities and Stockholders’ Equity	$641,318	$556,529	$(6,950)		$1,190,897

The following notes discuss the pro forma adjustments associated with the unaudited pro forma combined consolidated balance sheet of Tower as of December 31, 2008 (Dollars in thousands, except share and per share information):

Note (a)

The Merger has been accounted for using the acquisition method of accounting in accordance with SFAS No. 141 (R). The acquisition-date fair value of the consideration transferred by the accounting acquirer (Graystone) for its interest in Tower is based on the number of equity interests Graystone would have to issue (measured on the transaction closing date) to give the owners of Tower the same percentage equity interest in the combined Tower entity that results from the reverse acquisition. The Company has utilized the closing price of Tower’s common stock on March 30, 2009 to determine the fair value of Tower stock to be utilized in the purchase price calculation which was determined to be $24.97. The actual calculated purchase price was then applied to the combined balance sheets at December 31, 2008 to determine the effect that the Merger would have had on the combined Company at that date. The table below illustrates the calculation of the consideration effectively transferred.

Purchase Price Calculation

Graystone shares outstanding at March 30, 2009	6,523,584
Exchange ratio	0.42

Tower shares issued to Graystone owners (excludes fractional shares)	2,739,811
Tower shares outstanding at March 30, 2009	2,316,823

Total Tower shares at March 30, 2009	5,056,634
Ownership % held by Graystone stockholders	54.18%
Ownership % held by legacy Tower stockholders	45.82%

Theoretical Graystone Shares to be Issued as Consideration
Graystone shares outstanding at March 30, 2009	6,523,584
Ownership % held by Graystone stockholders	54.18%

Theoretical total Graystone shares after consideration paid	12,040,019
Ownership % held by legacy Tower stockholders	45.82%

Theoretical Graystone shares to be issued to Tower as consideration	5,516,435
Fair value of Graystone shares at March 30, 2009 (Tower share price * .42)	$10.49

Fair value of theoretical Graystone shares issued as consideration	57,853
Cash paid for fractional shares	2

Total consideration paid	$57,855

Note (b)

In applying the purchase price as calculated above, to the net assets acquired in the Merger, the resulting goodwill is negative, which under the acquisition method of accounting in accordance with SFAS No. 141(R), is treated as a gain on purchase and would be recognized through the statement of operations on the purchase date. The calculation of goodwill is as follows:

Total Purchase Price		$57,855

Net Assets Acquired:
Tower (Accounting Acquiree) Financial stockholders’ equity	$70,757
Tower (Accounting Acquiree) goodwill and intangibles	(16,558)

Estimated adjustments to reflect assets acquired at fair value:
Investments	187
Loans, net of allowance for loan losses	(2,139)
Core deposit intangible	2,316
Bank Premises & Furniture, Fixtures and Equipment	10,819
Deferred tax assets	(1,575)

Estimated adjustments to reflect liabilities acquired at fair value:
Time deposits	(1,573)
Borrowings	(213)
Merger Cost Accrual	(470)
		59,968

Goodwill resulting from merger		$(3,696)

Due to significant changes to the stockholders’ equity and net assets of Tower from December 31, 2008 to the closing date, the Merger actually resulted in positive goodwill and had been recorded within the March 31, 2009 financial statements.

Note (c)

This amount represents the adjustments required to present the loans acquired through the Merger at fair value and included adjustments to reflect current market interest rates and changes in credit quality of loans acquired.

Note (d)

This amount represents the adjustments recorded in order to adjust the premises and equipment acquired from Tower to fair value based on current market conditions from their historical amortized cost basis.

Note (e)

This amount represents the deferred tax portion of the fair value adjustments utilizing a 34% tax rate.

Note (f)

This amount represents the write-off of a purchase accounting adjustment recorded at Tower in relation to a prior acquisition. As all of the acquired securities available for sale had been recorded at their fair value at the time of acquisition, no new purchase accounting adjustment was deemed necessary

Note (g)

This amount represents the adjustment necessary to record the fair value of the core deposit intangible acquired through the Merger.

Note (h)

This amount represents the adjustments required to present the time deposits acquired through the Merger at fair value in order to reflect current market interest rates as compared to the stated interest rates.

Note (i)

This amount represents the adjustments required to present the long-term debt acquired through the Merger at fair value in order to reflect current market interest rates as compared to the stated interest rates.

Note (j)

This amount represents the fair value of the accruals for contingent liabilities assumed in the Merger.

Note (k)

These amounts represent the adjustments necessary to record the equity interests acquired at fair value.

Tower Bancorp, Inc. and Subsidiary

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2008

(Amounts in thousands, except share and per share data)

	Graystone	Tower	Pro Forma Adjustments		Pro Forma Combined
Interest Income
Loans, including fees	$31,026	$27,023	$(388	) (a)	$57,661

Securities	916	3,663	(94	) (b)	4,485

Federal funds sold and other	215	288	—		503

Total Interest Income	32,157	30,974	(482)		62,649

Interest Expense
Deposits	15,106	8,250	(887	) (c)	22,469

Short-term borrowings	559	617	—		1,176

Long-term debt	816	1,423	(344	) (d)	1,895

Total Interest Expense	16,481	10,290	(1,231)		25,540

Net Interest Income	15,676	20,684	749		37,109

Provision for Loan Losses	2,550	1,375	—		3,925

Net Interest Income after Provision for Loan Losses	13,126	19,309	749		33,184

Non-Interest Income
Service charges on deposit accounts	809	1,897	—		2,706
Investment services income	—	713	—		713
Other service charges, commissions and fees	792	1,241	—		2,033
Gain on sale of mortgage loans originated for sale	528	—	—		528
Gain on sale of other interest earnings assets	240	—	—		240
Earnings from bank owned life insurance	305	394	—		699
Gain on purchase	—	—	3,696	(e)	3,696

Other income	415	272	—		687

Total Non-Interest Income	3,089	4,517	3,696		11,302

Non-Interest Expenses
Salaries and employee benefits	8,100	8,581	—		16,681
Occupancy and equipment	2,356	3,227	45	(f)	5,628
Advertising and promotion	369	371	—		740
Data processing	654	858	—		1,512
Professional service fees	518	977	—		1,495

Impairment expense	—	2,607	—		2,607

Amortization of intangible assets	—	359	350	(g)	709
Nonrecurring merger related expenses	—	300	1,306	(h)	1,606
Other operating expenses	1,803	2,944	—		4,747

Total Non-Interest Expenses	13,800	20,224	1,701		35,725

Net Income Before Income Tax Expense	2,415	3,602	2,744		8,761

Income Tax Expense	333	424	120	(i)	877

Net Income	$2,082	$3,178	$2,624		$7,884

Net Income Per Common Share
Basic	$0.33	$1.37			$1.58

Diluted	$0.32	$1.37			$1.56
Weighted Average Common Shares Outstanding
Basic	6,378,179	2,316,697	(3,699,344	) (j)	4,995,532

Diluted	6,505,619	2,320,496	(3,776,927	) (j)	5,049,188

Note (a)

This amount represents the adjustment necessary to reflect the amortization of the balance sheet fair value adjustment utilizing the level yield method over the estimated life of the loans.

Note (b)

This amount represents the reversal of income recognized by Tower in relation to the accretion of fair value adjustments related to a prior acquisition. As there is no new fair value adjustment related to securities available for sale, no further adjustment is necessary.

Note (c)

This amount represents the adjustment necessary to reflect the amortization of the balance sheet fair value adjustment utilizing the level yield method over the estimated life of the deposits.

Note (d)

This amount represents the adjustment necessary to reflect the amortization of the balance sheet fair value adjustment utilizing the level yield method over the estimated life of long-term debt.

Note (e)

This amount represents the negative goodwill calculated as part of the balance sheet fair value adjustments and described in footnote (b) to the Pro Forma Combined Balance Sheets. In accordance with SFAS No. 141(R), any negative goodwill recognized in relation to a business combination shall be recognized as a gain through the statement of operations at the acquisition date. As previously mentioned, due to significant changes to the stockholders’ equity and net assets of Tower from December 31, 2008 to the closing date, the Merger actually resulted in positive goodwill and, as such, no gain related to negative goodwill was recorded in the actual purchase accounting general ledger entries for the quarter ended March 31, 2009.

Note (f)

This amount represents the adjustment necessary to reflect the amortization of the balance sheet fair value adjustment utilizing the straight line method over the estimated useful lives of the premises and equipment acquired.

Note (g)

This amount represents the amortization of the core deposit intangible asset over a 10 year period using the sum-of-the-years-digits amortization method and the reversal of the historical Tower amortization of the core deposit intangible asset for the respective period.

Note (h)

This amount represents the estimated merger costs incurred. Historically, merger costs had been capitalized as part of the purchase price, however, under SFAS No. 141(R), these costs must now be recognized through the statement of operations as incurred.

Note (i)

This amount represents the tax effect of the pro forma adjustments using a 34% tax rate. In calculated the estimated income tax effect of the pro forma adjustments, management did not include the merger costs as a deductible expense as it is anticipated that the majority of these costs will not qualify as deductions under the current tax rules and regulations. Additionally, management did not include as income, the gain on the purchase related to negative goodwill, as that income would not be recognizable from a tax perspective.

Note (j)

These amounts represent the adjustment to the shares outstanding as a result of the Merger.